Exhibit 99.1

PRESS RELEASE Mellanox Technologies, Ltd.
Press/Media Contact:
Brian Sparks
408-970-3400
media@mellanox.com
U.S. Investor Contact:
Janine Zanelli
408-916-0012
janine@mellanox.com
Israel Investor Contact:
Nava Ladin
Gelbart Kahana Investor Relations
+972-3-6074717
nava@gk-biz.com
Mellanox Technologies, Ltd. Completes Acquisition of Voltaire, Ltd.
Acquisition Strengthens Mellanox’s Connectivity Solutions for the Enterprise Data Center, Cloud, Web 2.0 Applications and High-Performance Computing Markets
SUNNYVALE, CA. and YOKNEAM, ISRAEL — Feb. 7, 2011 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of high-performance, end-to-end connectivity solutions for data center servers and storage systems, today announced that it has completed the acquisition of Voltaire, Ltd., a leading provider of scale-out data center fabrics, for $8.75 per share, or a total cash purchase price of approximately $208 million (approximately $175 million net of cash). Mellanox also assumed Voltaire’s outstanding equity awards, which were converted into equity awards to acquire an aggregate of 649,614 ordinary shares of Mellanox.
The performance requirements for faster, better, and more cost-efficient computing and storage platforms in the virtualized data center and cloud markets are driving the need for superior connectivity solutions. Mellanox’s acquisition of Voltaire addresses this need by

Mellanox Technologies, Ltd. Completes Acquisition of Voltaire, Ltd.	- 2 -
strengthening Mellanox’s market leadership position as the premier provider of end-to-end connectivity systems. The transaction also expands the company’s software and product offerings to allow it to serve a wider range of data center markets, including High-Performance Computing, financial services, database, Web 2.0, Internet and the Cloud.
“I look forward to the significant opportunities this union brings and welcome the Voltaire employees into the Mellanox family,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “Together, we expect to accelerate the roll-out of our combined product roadmap, expand our market reach and continue the Company’s current design-win and revenue growth momentum. Our acquisition of Voltaire allows Mellanox to provide the server and storage industry with the most efficient and comprehensive, high-performance, end-to-end connectivity solutions for InfiniBand and Ethernet.”
Upon the closing of the acquisition, all remaining outstanding ordinary shares of Voltaire, Ltd. were converted into the right to receive $8.75 per share in cash. As a result of the transaction, Voltaire, Ltd. has become a wholly-owned subsidiary of Mellanox Technologies, Ltd.
About Mellanox
Mellanox Technologies (NASDAQ: MLNX, TASE: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet connectivity solutions and services for servers and storage. Mellanox products optimize data center performance and deliver industry-leading bandwidth, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof architecture. The company offers innovative solutions that address a wide range of markets including HPC, enterprise, mega warehouse data centers, cloud computing, Internet and Web 2.0.
Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, InfiniPCI, PhyX, and Virtual Protocol Interconnect are registered trademarks of Mellanox Technologies, Ltd. FabricIT is a trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.
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Mellanox Technologies, Ltd. Completes Acquisition of Voltaire, Ltd.	- 3 -
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, the impact of our acquisition of Voltaire discussed herein on our financial results, negative customer reaction to the proposed acquisition, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, our ability to successfully integrate Voltaire’s operations with our operation following the closing of the transaction, and our ability to protect our intellectual property rights.
In addition, uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 5, 2010 and in our Form 10-Q filed with the SEC on November 4, 2010, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.